UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 13, 2005

Encore Capital Group, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26489	48-1090909
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S Employer Identification No.)

8875 Aero Drive, Suite 200
San Diego, California 92123
(Address of Principal Executive Offices) (Zip Code)

(877) 445-4581
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.           Entry into a Material Definitive Agreement

        On June 13, 2005, pursuant to the previously announced management succession plan approved by the Board of Directors (the “Board”) of Encore Capital Group, Inc. (the “Company”), the Compensation Committee (“Committee”) of the Board approved revised employment agreements with Carl C. Gregory, III, Vice Chairman and Chief Executive Officer of the Company, and J. Brandon Black, President and Chief Operating Officer of the Company, and a Transition Agreement with Barry R. Barkley, who retired from the positions of Executive Vice President and Chief Financial Officer upon his election to the Board of Directors at the 2005 Annual Meeting held on May 3, 2005.

        Pursuant to the terms of his employment agreement, Mr. Gregory will serve as Vice Chairman, Chief Executive Officer and a Director until September 30, 2005, at which time he will resign from his position as Chief Executive Officer. He will continue to serve as Vice Chairman until May 3, 2006 and as a Director until the 2006 Annual Meeting and thereafter if nominated to serve as a director and then elected to the Board by the Company’s stockholders. The agreement provides for annual base compensation of $397,451 through May 3, 2006 for his service as Vice Chairman, plus eligibility to receive an annual cash bonus with a target amount of 100% of his base salary. The actual bonus payable will be determined by the Compensation Committee in its discretion, based upon Company and individual performance relative to objectives agreed to in advance. Following his period of service as Vice Chairman, Mr. Gregory will receive the annual retainer and meeting fees previously approved as payment for the services of non-employee Directors who do not represent and are not affiliated with significant stockholders during his service as a Director of the Company (currently $25,000 per year plus $1,000 per board or committee meeting attended). The agreement provides for a lump sum severance payment upon termination without "cause", as defined in the agreement, equal to the sum of Mr. Gregory’s base salary from the date of termination through May 3, 2006 plus 100% of Mr. Gregory’s annual bonus. As previously disclosed, the vesting provisions of an option to purchase 208,333 shares granted to Mr. Gregory on September 11, 2002 have been revised as follows: 50% of the option vested on May 3, 2005 and the remaining 50% will vest on the earlier of May 3, 2006 or the date of the Company’s 2006 Annual Meeting. Under the revised vesting provisions, vesting may be accelerated under certain circumstances.

        Mr. Black’s agreement provides for a three year term, with automatic one-year renewals. Mr. Black will serve as President and Chief Operating Officer until October 1, 2005, at which time he will begin serving as the Company’s President and Chief Executive Officer. The agreement provides for annual base compensation of $385,000, plus an annual cash bonus equal to 50% of base salary and eligibility to receive an additional annual bonus of up to 50% of his base salary. The discretionary bonus payable will be determined by the Compensation Committee in its discretion, based upon his performance as evaluated by the Board and Company and individual performance relative to objectives agreed to in advance. The agreement provides for payments of base salary for the longer of the then remaining effective term of the agreement or eighteen months, plus pro rated bonus in the event of termination without "cause", and a lump sum payment equal to one and a half years’ base salary plus 150% of the average annual bonuses over the preceding three years following a "control event", as those terms are defined in the agreement. As previously disclosed, the vesting provisions of an option to purchase 208,333 shares granted to Mr. Black on September 11, 2002 have been revised as follows: one-third of the option vested on May 3, 2005, one-third will vest on May 3, 2006 and one-third will vest on September 11, 2007. Under the revised vesting provisions, vesting may be accelerated under certain circumstances.

        Pursuant to the terms of the transition agreement , Mr. Barkley has agreed to serve as a Director until the 2006 Annual Meeting and thereafter if nominated to serve as a director and then elected to the Board by the Company’s stockholders. Mr. Barkley will receive the annual retainer and meeting fees previously approved as payment for the services of non-employee Directors who do not represent and are not affiliated with significant stockholders during his service as a Director of the Company. As previously disclosed, the vesting provisions of an option to purchase 208,333 shares granted to Mr. Barkley on September 11, 2002 have been revised as follows: 50% of the option vested on May 3, 2005 and the remaining 50% will vest on the earlier of May 3, 2006 or the date of the Company’s 2006 Annual Meeting. Under the revised vesting provisions, vesting may be accelerated under certain circumstances.

        Copies of the employment agreements and transition agreement are being filed as exhibits hereto.

Executive Bonus Target

        The Committee approved an increase in the 2005 performance plan bonus target for Paul Grinberg, Executive Vice President and Chief Financial Officer from 50% of base salary to 100% of base salary. The actual bonus payable will be determined by the Compensation Committee in its discretion, based upon Company and individual performance relative to objectives agreed to in advance.

Director Compensation

        The Committee approved a change in the compensation awarded to the Chairman of the M&A Committee of the Board. Effective April 1, 2005, Alex Lemond will receive $31,500 quarterly, payable on January 1, April 1, July 1 and September 1, during his service as Chairman of the M&A Committee of the Board. This amount is in addition to the annual retainer and meeting fees previously approved as payment for the services of non-employee Directors who do not represent and are not affiliated with significant stockholders.

Item 9.01           Financial Statements and Exhibits.

(c) Exhibits

10.1	Employment Agreement dated as of June 13, 2005 between the Company and Carl C. Gregory, III
10.2	Employment Agreement dated as of June 13, 2005 between the Company and J. Brandon Black
10.3	Transition Agreement dated as of June 13, 2005 between the Company and Barry R. Barkley

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENCORE CAPITAL GROUP, INC.

Date: June 13, 2005	/s/ Paul Grinberg —————————————— Paul Grinberg Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

      Exhibit          Description

10.1	Employment Agreement dated as of June 13, 2005 between the Company and Carl C. Gregory, III
10.2	Employment Agreement dated as of June 13, 2005 between the Company and J. Brandon Black
10.3	Transition Agreement dated as of June 13, 2005 between the Company and Barry R. Barkley